Exhibit 99.1
Contact:

Robert M. Rogers
Peapack-Gladstone Financial Corporation
T:  908-719-4302

Peapack-Gladstone Financial Corporation Announces
Appointment of Jeffrey J. Carfora as Chief Financial Officer

GLADSTONE, N.J.--(BUSINESS WIRE)—March 25, 2009—Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market:PGC) (the “Corporation”), parent company to Peapack-Gladstone Bank, announced today that the Corporation’s Board of Directors approved the appointment of Jeffrey J. Carfora as Executive Vice President and Chief Financial Officer.  The appointment is effective March 30, 2009.

Mr. Carfora was previously Senior Executive Vice President and Chief Operating Officer at PennFed Financial Services, Inc. and Penn Federal Savings Bank.  He also served as the Executive Vice President and Chief Financial Officer there from 1993 until 2001.  Mr. Carfora earned a BS in Accounting and MBA in Finance from Fairleigh Dickinson University.

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.4 billion as of February 28, 2009. Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 23 branches in Somerset, Hunterdon, Morris, Middlesex and Union Counties. Its Trust Division, PGB Trust and Investments, operates at the Bank’s main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.